INDEPENDENT AUDITORS' CONSENT

To the Trustees of the Wexford Trust and Shareholders of Muhlenkamp Fund:

We consent to the incorporation by reference in Post-Effective Amendment No. 19 to Registration Statement No. 33-20158 of Muhlenkamp Fund, of our report dated January 31, 2000 incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
February 29, 2000